A.M. CASTLE & CO. 8-K

Exhibit 10.1

THIRD AMENDMENT

TO CREDIT AND GUARANTY AGREEMENT

This THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Third Amendment”) is dated as of May 4, 2017 and entered into by and among A.M. CASTLE & CO., a corporation organized under the laws of the state of Maryland (the “Company”) and TOTAL PLASTICS INC., a corporation organized under the laws of the state of Michigan (“TPI”; and together with the Company, each, a “Borrower” and collectively, the “Borrowers”), A.M. CASTLE & CO. (CANADA) INC., a corporation existing under the laws of the province of British Columbia, Canada (“Castle Canada”), HY-ALLOY STEELS COMPANY, a corporation organized under the laws of the state of Delaware (“HY-Alloy”), KEYSTONE SERVICE, INC., a corporation organized under the laws of the state of Indiana (“Keystone Service”) and KEYSTONE TUBE COMPANY, LLC, a limited liability company organized under the laws of the state of Delaware (“Keystone”; and together with Castle Canada, HY-Alloy, Keystone Service and each other Subsidiary (as defined in the Agreement that is defined below) of the Company party hereto from time to time as a guarantor, a “Guarantor” and collectively, the “Guarantors”), the Lenders party to the Agreement from time to time, CANTOR FITZGERALD SECURITIES (“Cantor Fitzgerald”, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”), and is made with reference to that certain Credit and Guaranty Agreement dated as of December 8, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between the Borrowers, the Guarantors, the Lenders, the Administrative Agent, and the Collateral Agent. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the Borrowers, the Lenders, the Guarantors, the Administrative Agent, and the Collateral Agent entered into the Agreement on or about December 8, 2016;

WHEREAS, the Agreement contemplates that the next Delayed Draw Term Loan Commitment in the amount of $12,500,000.00 will be available to the Borrowers on or after June 12, 2017;

WHEREAS, given the Borrowers’ liquidity needs, the Lenders are willing to advance the availability date of such Delayed Draw Term Loan Commitment to May 10, 2017 or thereafter;

WHEREAS, the Agreement imposes certain mandatory prepayment provisions on the Borrowers;

WHEREAS, the Lenders are willing to waive such mandatory prepayment provisions as to the contemplated receipt of certain funds by the Borrowers; and

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Collateral Agent desire to amend the Agreement accordingly as set forth below on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, the Guarantors, the Lenders, the Administrative Agent, and the Collateral Agent hereby agree as follows:

Section 1.

AMENDMENTS TO THE AGREEMENT

1.1

Amendments to Section 2.2(a): Delayed Draw Term Loans

A.

Section 2.2(a) (Delayed Draw Term Loan Commitments) of the Agreement is hereby amended in its entirety to read as follows:

Delayed Draw Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make the Delayed Draw Term Loans to the Borrowers in an aggregate amount up to but not exceeding such Lender’s Delayed Draw Term Loan Commitment; provided, that (i) the Borrowers shall not be entitled to issue more than two Delayed Draw Funding Notices in total in respect of the Delayed Draw Term Loan Commitments, (ii) $24,500,000 of the Delayed Draw Term Loan Commitment will be available to the Borrowers on or after December 12, 2016, (iii) $12,500,000 of the Delayed Draw Term Loan Commitment will be available to the Borrowers on or after May 10, 2017, and (iv) after giving effect to the making of any Delayed Draw Term Loans, in no event shall the Total Utilization of the Delayed Draw Term Loan Commitments exceed the Delayed Draw Term Loan Commitments then in effect. Any amount borrowed pursuant to this Section 2.2(a) and subsequently repaid or prepaid may not be reborrowed. The portion of each Lender’s Delayed Draw Term Loan Commitment funded after giving making a Delayed Draw Term Loan shall terminate immediately and without further action after giving effect to the funding by such Lender on such date. The Lenders agree that: (i) the solvency requirement in Section 4.20 below shall not apply for purposes of the Delayed Draw Term Loan Commitment that will be available to the Borrowers pursuant to subclause (iii) above; and (ii) execution of the Restructuring Support Agreement dated as of April 6, 2017 by the Borrowers and the Guarantors does not constitute a Material Adverse Effect.

1.2

Amendments to Section 2.10: Mandatory Prepayments

A.

Section 2.10(f) (Extraordinary Receipts) of the Agreement is hereby amended in its entirety to read as follows:

Extraordinary Receipts. No later than the third Business Day following the date of receipt by the Company or any of its Subsidiaries of any Extraordinary Receipts or tax refunds in an amount greater than $500,000 either individually or in aggregate in any financial year, the Company shall prepay the Loans together with all amounts owing in accordance with Section 2.12(b), which amounts, including any Exit Fee, will be payable solely from the proceeds of such Extraordinary Receipts or tax refunds in an aggregate amount equal to such Extraordinary Receipts or tax refunds; provided, that notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to prepay the Loan from any net cash proceeds received by the Company pursuant to the release of any letter of credit cash collateral account related to its Janesville, Wisconsin location.

Section 2.

CONDITIONS TO EFFECTIVENESS

Section 1 of this Third Amendment shall become effective only upon (a) execution of this Third Amendment by each of the parties hereto and (b) written consent hereto by each Lender.

Section 3.

REPRESENTATIONS AND WARRANTIES

A.

Credit Party Representations and Warranties. Each of the Credit Parties represents and warrants as follows:

(i)

Authorization. The execution, delivery and performance by each Credit Party of this Third Amendment and the incurrence of all obligations hereunder, are within such Credit Party’s corporate powers and have been duly authorized by all necessary corporate action.

(ii)

No Conflict. The execution, delivery and performance by each Credit Party of this Third Amendment do not (i) violate such Credit Party’s certificate of formation or operating agreement, or (ii) violate any law or regulation or any order, judgment or decree of any court or governmental agency body binding on such Credit Party, or (iii) result in a breach of or a default under, or result in or require the imposition of a Lien pursuant to any contract.

(iii)

Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Credit Parties of this Third Amendment.

(iv)

Validity. This Third Amendment and the Agreement as amended hereby are legal, valid, and binding obligations of each Credit Party, enforceable against each Credit Party in accordance with each such document’s terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.

MISCELLANEOUS

A.

Reference to and Effect on the Agreement and the Other Credit Documents.

(i)

Except as specifically amended by this Third Amendment, the Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(ii)

The execution, delivery and performance of this Third Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lenders under the Agreement or any of the other Credit Documents.

B.

Fees and Expenses. The Borrowers acknowledge that all costs, fees and expenses as described in Section 10.2 of the Agreement incurred by any Agent and the Lenders with respect to this Third Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

C.

Instruction to the Agents. Each of the Lenders signatory hereto (constituting all of the Lenders) directs the Administrative Agent and the Collateral Agent to execute and deliver this Third Amendment and authorize the Administrative Agent and the Collateral Agent to take action as agent on its behalf and to exercise such powers and discretion under the Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.  The Loan Parties and Lenders agree that the indemnifications provided in Sections 9.4, 9.7 and 10.3 of the Agreement apply to the foregoing instruction and the execution and delivery of this Third Amendment.

D.

Headings. Section headings in this Third Amendment are included for convenience of reference only and shall not be given any substantive effect.

E.

Applicable Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

F.

Counterparts; Effectiveness. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

A.M. CASTLE & CO.

By:	/s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Executive Vice President, Chief Financial Officer & Treasurer

TOTAL PLASTICS INC.

By:	/s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President & Treasurer

GUARANTORS:

A.M. CASTLE & CO. (CANADA) INC.
By:	/s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Vice President, Chief Financial Officer & Treasurer

HY-ALLOY STEELS COMPANY

By:	/s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Treasurer

KEYSTONE SERVICE, INC.

By:	/s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Treasurer

KEYSTONE TUBE COMPANY, LLC

By:	/s/ Patrick R. Anderson
Name: Patrick R. Anderson
Title: Treasurer

HIGHBRIDGE INTERNATIONAL LLC
as Lender

By:	HIGHBRIDGE CAPITAL MANAGEMENT, LLC,
as Trading Manager

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

HIGHBRIDGE TACTICAL CREDIT & CONVERTIBLES MASTER FUND, L.P.,
as Lender

By:	HIGHBRIDGE CAPITAL MANAGEMENT, LLC,
as Trading Manager

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

WHITEBOX ASYMMETRIC PARTNERS, L.P.,
as Lender

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer & General Counsel

WHITEBOX CREDIT PARTNERS, L.P.,
as Lender

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer & General Counsel

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.,
as Lender

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer & General Counsel

WHITEBOX INSTITUTIONAL PARTNERS, L.P.,
as Lender

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Chief Operating Officer & General Counsel

CORRE OPPORTUNITIES QUALIFIED MASTER FUND, LP,
as Lender

By:	/s/ Eric Soderlund
Name: Eric Soderlund
Title: Authorized Signatory

CORRE OPPORTUNITIES FUND, LP,
as Lender

By:	/s/ Eric Soderlund
Name: Eric Soderlund
Title: Authorized Signatory

CORRE OPPORTUNITIES II MASTER FUND, LP,
as Lender

By:	/s/ Eric Soderlund
Name: Eric Soderlund
Title: Authorized Signatory

WFF CAYMAN II LTD.,
as Lender

By:	WOLVERINE ASSET MANAGEMENT, LLC, its investment manager

By:	/s/ Kenneth L. Nadel
Name: Kenneth L. Nadel
Title: Chief Operating Officer

SGF, LLC
as Lender

By:	/s/ Jonathan B. Mellin
Name: Jonathan B. Mellin
Title: Member

CANTOR FITZGERALD SECURITIES,
as Administrative Agent and Collateral Agent

By:	/s/ Shawn P. Matthews
Name: Shawn P. Matthews
Title: Chief Executive Officer